Exhibit 99.1


   BioSphere Medical Reports Second Quarter 2007 Financial Results

      Quarterly Worldwide Revenues Increase 24% to a Record $6.97
  Million with Revenues for Embolics, Delivery Systems and Licensing
         Increasing 27% Compared to the Same Period Last Year


    ROCKLAND, Mass.--(BUSINESS WIRE)--July 25, 2007--BioSphere Medical, Inc. (NASDAQ: BSMD), a medical device company that has pioneered the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors and vascular malformations, today reported that total revenues for the second quarter of 2007 increased 24% to a record $6.97 million from total revenues of $5.64 million for the second quarter of 2006. In the second quarter of 2007, revenues in the United States were $5.01 million, compared to revenues of $4.14 million in the second quarter of 2006, an increase of 21%. Revenues outside of the United States were $1.96 million for the second quarter of 2007, compared to $1.50 million for the same period in 2006, an increase of 31%. Global sales of embolic products were $5.92 million in the second quarter of 2007, compared to $4.83 million in the second quarter of 2006, an increase of 23%.

    Gross margin was $5.05 million, or 72.4% of revenues, for the second quarter of 2007, compared to gross margin of $3.97 million, or 70.4% of revenues for the second quarter of 2006.

    Operating expenses were $5.55 million for the second quarter of 2007, compared to $5.18 million for the second quarter of 2006, an increase of 7% compared to the same period last year.

    The net loss applicable to common stockholders for the second quarter of 2007 was $0.40 million, or $0.02 per basic and diluted share. This compares with a net loss of $1.11 million, or $0.06 per basic and diluted share, for the second quarter of 2006. In the second quarter of 2007, the portion of net loss attributable to a compensation charge for share-based payments resulting from the adoption of SFAS 123R was $0.42 million, or $0.02 per basic and diluted share. In the second quarter of 2006, the portion of net loss attributable to SFAS 123R was $0.47 million, or $0.03 per basic and diluted share.

    For the six months ended June 30, 2007, revenues were $13.56 million, compared to $10.91 million for the same period last year, an increase of 24%. The net loss for the six months ended June 30, 2007 was $1.58 million, or $0.09 per share, compared to a net loss of $2.02 million, or $0.12 per share, for the comparable period in 2006. For the six months ended June 30, 2007, $0.77 million, or $0.04 per basic and diluted share, was attributable to a compensation charge for share-based payments resulting from the adoption of SFAS 123R. For the six months ended June 30, 2006, $0.65 million, or $0.04 per basic and diluted share, was attributable to a compensation charge for share-based payments resulting from the adoption of SFAS 123R.

    At June 30, 2007, the Company had cash, cash equivalents and investments of $20.4 million.

    Richard Faleschini, BioSphere Medical's president and chief executive officer, said, "Following a strong start to 2007, we are pleased to report our seventh consecutive quarter of worldwide sequential revenue growth. The business is performing consistent with the objectives we established nearly three years ago to grow the Company and diversify its sources of organic revenue growth. We continue to enjoy a dominant share of the United States' uterine fibroid embolization (UFE) market, and continue to generate consistent double-digit domestic sales increases in this business. We have also gained significant sales momentum in territories outside of the United States across each of our therapeutic product lines. Our interventional oncology and delivery systems businesses, in particular, have demonstrated robust growth and, we believe, are earning a broader market acceptance."

    Significant highlights, activities and developments in the second quarter of 2007 and subsequent weeks include:

    -- Second quarter 2007 worldwide sales of embolics used in interventional gynecology (UFE) of $4.79 million, an increase of 18% compared to the second quarter of 2006, with United States sales of $4.01 million, an increase of 15%, and sales outside of the United States of $0.78 million, an increase of 32%, compared to the second quarter of 2006.

    -- Second quarter 2007 worldwide sales of embolics used in interventional oncology of $1.13 million, an increase of 49% compared to the same period last year, with United States sales of $0.77 million, an increase of 40%, and sales outside of the United States of $0.36 million, an increase of 72% compared to the second quarter of 2006.

    -- Second quarter 2007 worldwide sales for BioSphere's embolic delivery systems increased 97% to $0.37 million from the second quarter of 2006. United States sales rose to $0.13 million from $0.11 million, an increase of 13%, while sales in markets outside of the United States increased 226% to $0.24 million from the same period one year ago.

    -- Second quarter 2007 sales in Europe for BioSphere's non strategic gastric products declined 6% to $0.58 million from the second quarter of 2006. The Company is finalizing a plan to phase out this non-core distribution business.

    -- Regulatory approval in Brazil for the Company's HepaSphere(TM) Microspheres (HepaSphere) for the treatment of primary and metastatic liver cancer. Brazil is the sixth largest population center in the world.

    -- Presentation of three abstracts at the World Conference on Interventional Oncology held May 14-17, 2007 in Washington,
        D.C.:



       -- C. McMahon, et al. Evaluation of Deformable Superabsorbent
          Polymer Microspheres for Treatment of Hypervascular Liver
          Tumours.
       -- C. Massa Saluzzo, et al. Transarterial hepatic chemoembolization (TACE) with Oxaliplatin-loaded microspheres (HepaSphere) and percutaneous radiofrequency thermal ablation (RFA) as a combined therapy for unresectable hepatic tumors.
       -- C. Massa Saluzzo, et al. TACE with HepaSphere Microspheres loaded with chemotherapeutic agent: early experience in Italy of a multi-centre study.


    -- At the Global Embolization Symposium and Technologies meeting in Barcelona, Spain, in April, BioSphere-sponsored two satellite meetings, one of which was a symposium entitled "HepaSphere Experience in the Treatment of Liver Cancer" moderated by Dr. Robert White from Yale. Approximately 350 attended the symposium.

    The Company will host its quarterly conference call on July 26, 2007 at 8:30 a.m. Eastern Time. The number to dial in to the call is 1-888-603-7990, or 1-706-679-7298 for international callers, and the conference ID is 7237173. Please call in approximately ten minutes before the call is scheduled to begin. A live webcast of the conference call will also be available on the BioSphere Medical web site. A replay of this conference call will be available from 2:00 p.m. ET today through 2:00 p.m. on August 9, 2007. The replay can be accessed by dialing 1-800-642-1687 or 1-706-645-9291, and using access code 7237173, or you can visit the "Investor" section of our Company's web site at www.biospheremed.com.

    About BioSphere Medical, Inc.

    BioSphere Medical, Inc., a medical device company based in Rockland, Massachusetts, has pioneered and is commercializing minimally invasive diagnostic and therapeutic products based on its proprietary bioengineered microsphere technology. The Company's core technologies, patented bioengineered polymers and manufacturing methods, are used to produce microscopic spherical materials with unique beneficial properties, which the Company believes have the potential for use in a variety of medical applications. BioSphere's principal focus is the application of its Embosphere(R) Microsphere product for the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. The Company's products have continued to gain acceptance in this emerging procedure as well as in a number of other new and established medical treatments.

    BioSphere Medical has received clearance in many countries, including the United States, Canada, Australia, as well as the countries of the European Community, and certain of the countries of Latin America, which allows the Company to sell its products for use in general embolization procedures, including uterine fibroid embolization. The terms uterine fibroid embolization (UFE) and uterine artery embolization (UAE) are generally used interchangeably in the literature. The most common side effect of UFE is "post-embolization syndrome," a collection of symptoms including abdominal pain, discomfort, low-grade fever and nausea. UFE is currently contraindicated for women who are, or who intend to become, pregnant, because the effects of UFE on the ability of a woman to conceive, and to carry a fetus to term, have not been determined.

    Cautionary Statement Regarding Forward-Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the Company's expectations for future growth both domestically and internationally and increasing market acceptance of the Company's interventional oncology and delivery system businesses. The Company may use words such as "plans," "seeks," "projects," "believes," "may," "anticipates," "estimates," "should," "intend," and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to:

    -- the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its products and product candidates;

    -- the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of its products, including, without limitation, widespread market acceptance of its lead product, Embosphere Microspheres, for the treatment of UFE, its HepaSphere MicroSphere and QuadraSphere(TM) Microsphere products and its delivery system product line;

    -- the Company's ability to obtain and maintain patent and other proprietary protection for its products and product candidates;

    -- the absence of, or delays and cancellations of, product orders;

    -- delays, difficulties or unanticipated costs in the introduction of new products;

    -- competitive pressures and the risk of product liability claims, either of which may impact market acceptance of products and adversely effect the Company's operating results;

    -- the inability of the Company to raise additional funds in the near term to finance the development, marketing, and sales of its products;

    --  general economic and market conditions; and

    --  the risk factors described in the section titled "Risk
        Factors" in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as filed by the Company with the Securities and Exchange Commission, and described in other filings made by the Company from time to time with the Securities and Exchange Commission.

    In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.



                       BioSphere Medical, Inc.
----------------------------------------------------------------------
                    SELECTED FINANCIAL INFORMATION

                CONSOLIDATED CONDENSED BALANCE SHEETS
              As of June 30, 2007 and December 31, 2006
                      (in thousands, unaudited)
----------------------------------------------------------------------

                                                 June 30, December 31,
                                                   2007       2006
                                                 -------- ------------
 ASSETS
  Cash, cash equivalents and investments         $ 20,412 $     22,119
  Accounts receivable, net                          4,450        4,082
  Inventories                                       3,144        2,830
  Prepaid expenses and other current assets         1,058          612
  Property and equipment, net                         936          929
  Goodwill                                          1,443        1,443
  Other assets                                         65           64
                                                 -------- ------------

           Total assets                          $ 31,508 $     32,079
                                                 ======== ============

 LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable and accrued expenses          $  4,415 $      4,784
  Deferred revenue                                    187          229
  Capital lease obligations                            68          101
  Stockholders' equity                             26,838       26,965
                                                 -------- ------------

           Total liabilities and stockholders'
            equity                               $ 31,508 $     32,079
                                                 ======== ============




           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
      For the three and six months ended June 30, 2007 and 2006
         (in thousands, except per share amounts, unaudited)
----------------------------------------------------------------------


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------

 Revenues                         $   6,974 $  5,637 $ 13,559 $ 10,906

 Costs and expenses:
  Cost of revenues                    1,922    1,669    4,017    3,359
  Research and development              564      691    1,226    1,143
  Sales                               1,880    1,820    3,930    3,755
  Marketing                           1,339    1,059    2,729    1,789
  General, administrative and
   patent costs                       1,768    1,612    3,424    2,994
                                  --------- -------- -------- --------

  Total costs and expenses            7,473    6,851   15,326   13,040
                                  --------- -------- -------- --------

 Loss from operations                 (499)  (1,214)  (1,767)  (2,134)
  Other income and expenses, net        232      229      464      378
                                  --------- -------- -------- --------

 Net loss                             (267)    (985)  (1,303)  (1,756)

  Preferred stock dividends           (138)    (130)    (275)    (259)
                                  --------- -------- -------- --------

 Net loss applicable to common
  stockholders                    $   (405) $(1,115) $(1,578) $(2,015)
                                  ========= ======== ======== ========

 Net loss per common share
  Basic and diluted               $  (0.02) $ (0.06) $ (0.09) $ (0.12)
                                  ========= ======== ======== ========

 Weighted average common shares
  outstanding
  Basic and diluted                  17,571   17,318   17,555   16,640
                                  ========= ======== ======== ========



    CONTACT: BioSphere Medical, Inc.
             Martin Joyce, 781-681-7925
             Executive Vice President and
             Chief Financial Officer
             or
             Investor Relations:
             The Equity Group Inc.
             Devin Sullivan, 212-836-9608
             Senior Vice President